Exhibit 10.23

PURCHASE, SALE AND ASSIGNMENT AGREEMENT, dated as of November 30, 2005 (this “Agreement”), by and among First Albany Companies Inc. (the “Seller”) and Auda Secondary Fund L.P., a Delaware limited partnership and Auda Secondary Fund C (Cayman) L.P., a Cayman Island exempted limited partnership (each, a “Purchaser” and collectively, the “Purchasers”).

Recitals

WHEREAS, the Seller is the sole member of First Albany Private Fund 2004, LLC (the “Fund”), and desires to sell, assign and transfer to the Purchasers its limited liability company interest in the Fund as set forth on Exhibit A (the “Seller LLC Interest”); and

WHEREAS, the Purchasers desire to purchase, and the Seller desires to sell to the Purchasers, all right, title and interest in, to and under the Seller LLC Interest on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1  Definitions.  Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.1 have the meanings assigned to them in this Section:

“Account Balance Date” shall mean October 24, 2005.

“Agreement” has the meaning set forth in the Preamble.

“Base Purchase Price” has the meaning set forth in Section 2.2(a).

“business day” means any day other than a Saturday or Sunday or a day on which banks located in The City of New York are authorized or required by statute to close.

“Capital Commitment” shall mean all obligations of the owner of the Seller LLC Interest to make capital contributions to the Fund.

“Capital Contributions” shall mean, with respect to the Seller LLC Interest, all payments made in respect of Capital Commitments by the Seller to the Fund.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Distributions” shall mean all payments, deemed payments, dividends and other distributions paid or made to the Seller with respect to or in connection with the ownership of the Seller LLC Interest.  The value of all “in-kind” payments, dividends or other distributions received by the Seller from or on behalf of the Fund for purposes of this definition shall be the value assigned thereto as of the date of distribution by the Manager of the Fund pursuant to the terms of the Fund Agreement.  For purposes of this definition, the amount of Distributions shall be determined prior to the deduction of any withholding or other tax with respect thereto.

“Dollar” or “$” means the official currency of the United States of America.

 “Excluded Obligations” shall mean, with respect to the Seller LLC Interest, (i) any liabilities arising from the Seller’s breach of the representations or warranties made in this Agreement as of the Closing with respect to the Seller LLC Interest or made in the Fund Agreement or any of the Operative Documents, (ii) any liabilities arising prior to the Closing with respect to the Seller LLC Interest for taxes owed by the Seller, including any withholding taxes attributable to allocations made to the Seller pursuant to the Fund Agreement and (iii) any liabilities that Seller is required to pay pursuant to Section 4.8.

“Fund” has the meaning set forth in the Recitals.

“Fund Agreement” means the Amended and Restated Operating Agreement of First Albany Private Fund 2004, LLC.

“Governmental Authority” means any government, political subdivision, or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority (in each case, whether federal, state or local and whether foreign or domestic).

“Laws” means, collectively, all statutes, laws, codes and ordinances and any rules or regulations of any Governmental Authority (in each case, whether federal, state or local and whether foreign or domestic).

 “Manager Consent” means, with respect to the Fund, the consent of, and any other action required under the terms of the Fund Agreement by, its Manager to the transfer of the Seller LLC Interest in the Fund to the Purchasers and admission of the Purchasers as members in the Fund, as required under the terms of the Fund Agreement.

“Operative Documents” has the meaning set forth in Section 3.1(i).

“Orders” means, collectively, any applicable proclamations, judgments, decrees and orders of any Governmental Authority.

“Permitted Transferee” shall mean any controlled affiliate of a Purchaser or any entity under common control with a Purchaser.

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Purchaser(s)” has the meaning set forth in the Preamble.

“Seller” has the meaning set forth in the Preamble.

“Seller LLC Interest” has the meaning set forth in the Recitals.

“Transfer Taxes” has the meaning set forth in Section 4.4(b).

ARTICLE II.

PURCHASE AND SALE OF SELLER LLC INTERESTS

Section 2.1  Purchase and Sale.  Subject to the terms and conditions of this Agreement, (i) the Purchasers agree to purchase from the Seller, and the Seller agrees to sell, assign and transfer to the Purchasers, at Closing, all of its right, title and interest in the Seller LLC Interest and (ii) the Seller agrees to assign all of its rights in the Fund Agreement and the Operative Documents relating to the Seller LLC Interest, and the Purchasers agree to assume and perform thereafter all liabilities and obligations of the Seller under the Fund Agreement and the Operative Documents of the Fund, other than Excluded Obligations.

Section 2.2  Purchase Price.

(a)

The aggregate purchase price (such total, the “Purchase Price”) payable by the Purchasers for the Seller LLC Interest, as set forth on Exhibit A hereto, shall be equal to (i) $2,350,000 (the “Base Purchase Price”), plus (ii) the aggregate amount of any Capital Contributions made to the Fund and funded by the Seller after the Account Balance Date and prior to the Closing; and minus (iii) the aggregate amount of any Distributions made to the Seller by the Fund after the Account Balance Date and prior to the Closing.  The Seller agrees that if the foregoing adjustment results in a number that is less than zero, the Seller will pay such amount to the Purchasers at the Closing, notwithstanding the first clause of Section 2.4(a).  There shall not be any adjustment to the Base Purchase Price as a result of changes to the valuation of any portfolio investment since the Account Balance Date.

(b)

The Purchase Price shall be paid at the Closing in Dollars by wire transfer of federal funds or other immediately available funds to such account as the Seller may direct by written notice to the Purchasers at least two (2) business days before the Closing Date.

Section 2.3  Closing. The closing with respect to the Seller LLC Interest (the “Closing”) will take place at the offices of Proskauer Rose LLP, One International Place, Boston, MA 02110 on or before November 30, 2005 (or, if the conditions in Article V are not satisfied or waived at that time, the first business day after the satisfaction or waiver of those conditions), or at such other time or place as the parties may agree (the “Closing Date”).

Section 2.4  Deliveries at Closing.  At the Closing:

(a)

the Purchasers will pay the Purchase Price (in Dollars) to the Seller, by wire transfer of immediately available funds to an account previously designated by the Seller;

(b)

the Seller will deliver to the Purchasers, to the extent not previously delivered to the Purchasers, a copy of the Fund Agreement and all Operative Documents that represent or constitute the Seller LLC Interest; and

(c)

the Seller and the Purchasers will deliver the certificates referred to in Sections 5.2 and 5.3, respectively and such other documents, certificates and agreements as the parties shall deem reasonably necessary or desirable to effectuate the transactions contemplated by this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1  Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Purchasers that:

(a)

Authority.   Seller has the requisite authority to enter into this Agreement and all of the other agreements executed and delivered by it pursuant to this Agreement and the Fund Agreement and to consummate the transactions contemplated hereby and thereby.

(b)

Authorization; Non-Contravention. The performance by the Seller of this Agreement and any other agreements delivered pursuant to this Agreement and the Fund Agreement does not and will not result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any material indenture, mortgage, deed of trust, loan agreement or any other agreement (including, without limitation, any agreement with any employee or former employee of Seller or any affiliate thereof) or instrument to which it is a party or by which it is bound, nor will any such action result in any violation of the provisions of any material statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Seller or its property. The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder will not require any consent or approval of, or any filing or registration with, any creditor of the Seller, any governmental agency or court or other third party.

(c)

Binding Obligation.  This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Any agreements executed and delivered pursuant to this Agreement or the Fund Agreement at the Closing will have been as of the Closing, duly executed and delivered by the Seller and each constitutes, or will constitute as of the Closing, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d)

Ownership.  Seller has record and beneficial ownership of and good and valid title to the Seller LLC Interest, and such ownership and title are free of all liens, pledges, charges, equities, claims and other encumbrances other than any restriction on transfer included in the Fund Agreement or the Operative Documents.  Exhibit A completely and accurately sets forth with respect to the Seller LLC Interest owned and being transferred by the Seller, the Seller’s total Capital Commitment to the Fund with respect to the Seller LLC Interest and the amount of unfunded Capital Commitments to the Fund by the Seller with respect to the Seller LLC Interest through the Account Balance Date.

(e)

Distributions and Capital Contributions.  The Seller has contributed to the capital of the Fund all amounts which it was required to contribute pursuant to the terms of the Fund Agreement prior to the Account Balance Date.  Except as set forth on Exhibit A hereto, it has not, since the Account Balance Date, received, or been notified it is entitled to receive, any Distributions with respect to the Seller LLC Interest, and the Seller has not made any Capital Contributions with respect to the Seller LLC Interest, or agreed to make any Capital Contributions with respect to the Seller LLC Interest, between the Account Balance Date and the Closing.

(f)

Broker’s Fee.  No person or entity acting on behalf of the Seller or under the authority of the Seller shall be entitled to any broker’s, finder’s, or similar fee or commission in connection with the transactions contemplated by this Agreement.  The Seller has not offered, nor has it authorized any person acting on Seller’s behalf to offer, the Seller LLC Interest to the public or engaged in any public advertising with respect to the offer and sale of the Seller LLC Interest.

(g)

Litigation.  There is not pending or, to the Seller’s knowledge, threatened against the Seller any action, suit or proceeding at law or in equity before any court, tribunal, governmental body, agency or official or any arbitrator relating to the Seller LLC Interest or that might affect the legality, validity or enforceability against the Seller of this Agreement or the Seller’s ability to perform its obligations hereunder.

(h)

No Default or Breach.  Seller is not in default and, to Seller’s knowledge, there is no basis for any claim of default or breach against the Seller, under the Fund Agreement or any Operative Document.

(i)

Agreements and Commitments.  Exhibit B sets forth a list of all of the documents and agreements (other than the Fund Agreement) governing the rights and obligations of the Seller as a member in the Fund that relate to the Seller LLC Interest (the “Operative Documents”).

(j)

 Return of Distributions.  The Seller has not received written notice of any outstanding obligation to return any of the Distributions or portions of Distributions made by the Fund, if any, previously received from the Fund, or to make a capital contribution to the Fund for the purpose of funding any indemnification obligation or other liability (except liabilities for ordinary operating expenses of the Fund).  The Seller has no knowledge of any legal action, suit, arbitration or other legal or administrative inquiry or proceeding pending or threatened against or affecting (i) the Fund or any of its properties or assets, or (ii) the Manager or any of its properties or assets.

Section 3.2  Representations and Warranties of the Purchasers. Each Purchaser hereby severally represents and warrants to the Seller that:

(a)

Authority.  Such Purchaser has the requisite power and authority to enter into this Agreement and all of the other agreements executed and delivered by it pursuant to this Agreement and the Fund Agreement and to consummate the transactions contemplated hereby and thereby.

(b)

Authorization, Non-Contravention.  The execution and delivery of this Agreement and any other agreements delivered pursuant to this Agreement and the Fund Agreement by such Purchaser have been duly authorized by all necessary actions on the part of such Purchaser, and the performance by such Purchaser hereunder and thereunder does not and will not result in a breach of any of such Purchaser’s formation or operating documents or result in the breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it is bound, nor will any such action result in any violation of the provisions of any material statute or any order, rule or regulation of any court or governmental agency, or body having jurisdiction over it or its property.

(c)

Binding Obligation.  This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Any agreements delivered pursuant to this Agreement or the Fund Agreement at the Closing will have been as of the Closing, duly executed and delivered by such Purchaser and each constitutes, or will constitute as of the Closing, the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d)

Broker’s Fee.  No person or entity acting on behalf of the Purchaser or under the authority of the Purchaser shall be entitled to any broker’s, finder’s, or similar fee or commission in connection with the transactions contemplated by this Agreement.  The Purchaser has not offered, nor has it authorized any person acting on Purchaser’s behalf to offer, the Seller LLC Interest to the public or engaged in any public advertising with respect to the offer and sale of the Seller LLC Interest.

(e)

Litigation.  There is not pending or, to the Purchaser’s knowledge, threatened against the Purchaser any action, suit or proceeding at law or in equity before any court, tribunal, governmental body, agency or official or any arbitrator that might affect the legality, validity or enforceability against the Purchaser of this Agreement or the Purchaser’s ability to perform its obligations hereunder.

ARTICLE IV.

MUTUAL COVENANTS

Section 4.1  Manager Consents.  The Seller and the Purchasers agree to use their commercially reasonable efforts to take all necessary actions to obtain the Manager Consent required for the sale and the transfer of the Seller LLC Interest, and otherwise to consummate the transactions contemplated hereby.  The parties hereto shall cooperate fully with each other in furnishing any information or performing any action reasonably requested by any such other party, which information or action is necessary to the prompt and successful consummation of the transactions contemplated by this Agreement.  Subject to its further rights under this Agreement, each party hereto shall use its commercially reasonable efforts to cause the Closing to occur on or before December 15, 2005, or as soon as practicable thereafter.

Section 4.2  Assignments and Assumptions.  In addition, the Seller and the Purchasers agree to execute all such assignments and/or transfer agreements as may be reasonably required by the Manager of the Fund for the sale and the transfer of the Seller LLC Interest and the assumption by the Purchasers of all obligations relating thereto that it has agreed to assume.

Section 4.3  Tax Matters.

(a)  The Seller and the Purchasers shall cooperate with one another in obtaining the agreement of the Manager of the Fund to allocate between the Purchasers and the Seller, in the manner mutually agreed upon by the Seller and the Purchasers in accordance with Section 706 of the Code and the Treasury Regulations promulgated thereunder, all items of income, gain, loss, deduction or credit attributable to the Seller LLC Interest for the tax year of the Fund in which the Closing Date occurs.  The Seller and the Purchasers shall request that, for tax reporting purposes, the Fund give effect to the transfer of the Seller LLC Interest as of the Closing Date or such other date as the Purchasers and the Seller mutually agree.  The Seller and the Purchasers agree that the Fund shall allocate all items of income, gain, loss, deduction or credit attributable to the Seller LLC Interest for the tax year of the Fund in which the Closing Date occurs between the Seller and the Purchasers based on an interim closing of the Fund’s books as of the Closing Date.

(b)  Each party shall be responsible for and bear its own stamp, transfer, documentary, sales and use, value added, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”).  Any tax returns and other documentation that must be filed with respect to Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for the filing of such tax returns or other documentation, and such party will use its commercially reasonable efforts to provide drafts of such tax returns and other documentation to the other party at least ten (10) business days prior to the due date for such tax returns and other documentation.

Section 4.4  Compliance with Operative Documents.  From the date hereof until the Closing, the Seller agrees that it will comply with the terms of the Fund Agreement and Operative Documents.  Except as consented to by Purchasers in writing, Seller shall not: (A) dispose, liquidate, mortgage, sell, assign, transfer, deliver or solicit any bids for, or enter into any discussions with prospective purchaser of, the Seller LLC Interest; (B) consent to, amend or modify, or waive any rights under, any of the Operative Documents; (C) fail in any manner to perform fully its obligations under any of the Operative Documents; (D) make any voluntary capital contributions or fail to make any required capital contributions to the Fund; (E) create or permit to exist any lien on the Seller LLC Interest; (F) take any action the effect of which would be to incur a penalty or other specified consequence under any of the Operative Documents; or (G) agree to do any of the foregoing.

Section 4.5  Inspection and Access to Information.  The Purchasers may, prior to the Closing, directly or through its representatives (including its counsel), review the properties, books and records in the possession of the Seller relating to the Seller LLC Interest to the extent such Purchaser reasonably believes necessary or advisable to familiarize itself with such properties and other matters.  The Seller and its affiliates shall permit each Purchaser and its representatives to have, after the date of execution of this Agreement, access to the books, records, accounts and documents in the possession of the Seller and its affiliates relating exclusively to the Seller LLC Interest and shall cause its counsel, accountants, consultants and other representatives to furnish such Purchaser, at reasonable times and to a reasonable extent, with such investment details, financial and operating data and other information with respect to the Seller LLC Interest as such Purchaser shall from time to time reasonably request.

Section 4.6  Notice and Return of Capital Contributions and Distributions.  The Seller shall use commercially reasonable efforts to give prompt notice to the Purchasers of all Capital Contributions and all Distributions made to or by the Fund with respect to the Seller LLC Interest. From and after the Closing, the Seller agrees to forward to the Purchasers any Capital Contributions returned to the Seller, or Distributions received by the Seller in error, with respect to the Seller LLC Interest as soon as commercially practicable but in any event within ten (10) business days after receipt thereof.  If either Purchaser acquires knowledge of any of the foregoing at any time, such Purchaser shall provide written notice thereof to the Seller as soon as commercially practicable but in any event within ten (10) business days.

Section 4.7  Notices; Financial Reports.  The Seller shall give notice to the Purchasers of the receipt by the Seller of (A) any notice or other communication relating to a default or event which, with notice or lapse of time or both, would become a default, under any of the Operative Documents or Fund Agreement, (B) any notice or other communication (including, without limitation, quarterly reports of the Fund or other financial statements or similar information) from or on behalf of the Fund in connection with the Seller LLC Interest, and (C) any notice or other communication relating to any contemplated or pending claim, action, suit, proceeding or investigation by any governmental department, commission, board, agency, instrumentality or authority involving or relating to the Seller LLC Interest, in each case within a reasonable time after receipt thereof.  If either Purchaser acquires knowledge of any of the foregoing at any time, such Purchaser shall provide written notice thereof to the Seller as soon as commercially practicable but in any event within ten (10) business days and promptly furnish such Purchaser a copy thereof (including any related materials).

Section 4.8  Member Clawback.  To the extent Purchaser is required to return any distributions to the Fund pursuant to applicable law, then the Seller shall pay such amounts to the extent such amounts relate to distributions which were distributed to the Seller prior to the Account Balance Date.

Section 4.9  Section 743 Information.  The Seller shall provide reasonable cooperation to the Purchasers to assist the Purchasers in complying with Section 743(e)(2) of the Code.  Such cooperation shall include, without limitation, providing the Purchasers with information regarding the amount of loss, if any, recognized by the Seller for federal income tax purposes with respect to the sale of the Seller LLC Interest.  The Seller shall provide such information to the Purchasers promptly following the Purchasers’ request therefore or, if later, upon the receipt by the Seller of its Schedule K-1 for the taxable year in which the transfer of the Seller LLC Interest occurs.

ARTICLE V.

CONDITIONS TO CLOSING

Section 5.1  Mutual Conditions.  The respective obligations of the Seller and the Purchasers to effect the Closing are subject to the satisfaction or waiver of the following conditions:

(a)

The Manager Consent required to permit the consummation of the Closing shall have been obtained;

(b)

No provision of any applicable Law or Order shall prohibit the consummation of the Closing and no action, suit, litigation, arbitration, proceeding or investigation shall (i) have been formally instituted and be pending with regard to the transactions contemplated by this Agreement to occur in connection with the Closing or (ii) have been threatened in writing by any Governmental Authority with regard to the transactions contemplated by this Agreement to occur in connection with the Closing; and

(c)

Any applicable rights of first refusal or pre-emption rights or other similar rights with respect to the Seller LLC Interest have been complied with or waived.

Section 5.2  Conditions to the Obligation of the Purchasers.  The obligations of the Purchasers to effect the Closing is subject to the satisfaction or waiver of the following additional conditions on the Closing Date:

(a)

All representations and warranties of the Seller contained in this Agreement which are not qualified as to materiality shall be true and correct in all material respects, and all representations and warranties contained in this Agreement which are so qualified as to materiality shall be true and correct (in each case with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except (i) to the extent that such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date, and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement);

(b)

The Purchasers shall have received a certificate of the Seller to the foregoing effect;

(c)

All agreements, covenants and obligations required by the terms of this Agreement to be performed and complied with by the Seller on or before the Closing Date shall have been so performed or complied with in all material respects;

(d)

The Purchasers shall have received copies of the Fund Agreement and the Operative Documents related to the Seller LLC Interest being sold at the Closing, and such other instruments of sale, transfer, conveyance and assignment as are necessary to effect the transfer of the Seller LLC Interest to be transferred at the Closing and the Purchasers shall, upon consummation of and subject to the Closing, have been granted the same or similar rights as the Fund Agreement and the Operative Documents provided the Seller with respect to the Seller LLC Interest; and

(e)

The Purchasers shall have received an updated Exhibit A attached hereto, updated to reflect all Distributions and Capital Contributions related to the Seller LLC Interest being sold at the Closing made during the period commencing on the Account Balance Date and ending on the Closing Date (including without limitation any such Distributions and Capital Contributions made after the date hereof and prior to the Closing), and all management fees and expenses paid prior to the Closing by the Seller related to the Seller LLC Interest being sold at the Closing, in advance prior to the Account Balance Date with respect to management services rendered or to be rendered after the Account Balance Date.

(f)

The Fund Agreement shall be amended and restated in its entirety as set forth on Exhibit C attached hereto.

Section 5.3  Conditions to the Obligation of the Seller.  The obligation of the Seller to sell and transfer the Seller LLC Interest to each Purchaser is subject to the satisfaction or waiver of the following additional conditions on the Closing Date:

(a)

All representations and warranties of such Purchaser contained in this Agreement which are not qualified by materiality shall be true and correct in all material respects, and all representations and warranties of such Purchaser contained in this Agreement which are qualified as to materiality shall be true and correct (in each case with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except (i) to the extent that such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement);

(b)

The Seller shall have received a certificate of such Purchaser signed on its behalf by a duly authorized officer to the foregoing effect;

(c)

All agreements, covenants and obligations required by the terms of this Agreement to be performed and complied with by such Purchaser on or before the Closing Date with respect to the Seller LLC Interest shall have been so performed or complied with in all material respects; and

(d)

The Seller shall have received the Purchase Price with respect to the Seller LLC Interest by wire transfer of immediately available funds.

ARTICLE VI.

TERMINATION

Section 6.1  Grounds for Termination.  This Agreement may be terminated at any time before the Closing:

(a)

by mutual agreement of the parties;

(b)

by either Purchaser if any of the representations of the Seller contained in this Agreement are inaccurate or untrue in any material respect and the inaccuracy has not been, or cannot be, cured within 30 days after notice of the inaccuracy or untruth has been given to the Seller; and

(c)

by the Seller if any of the representations of the Purchasers contained in this Agreement are inaccurate or untrue in any material respect and the inaccuracy has not been, or cannot be, cured within 30 days after notice of the inaccuracy or untruth has been given to the Purchasers.

The party terminating this Agreement pursuant to this Section 6.1 will give written notice of the termination to the other party.

Section 6.2  Effect of Termination with respect to the Seller LLC Interest.  If this Agreement is terminated with respect to the Seller LLC Interest as permitted by Section 6.1, no party to this Agreement will have any liability or further obligation to the other party pursuant to this Agreement; provided, however, that if termination results from the bad faith of a party, such party will remain liable for any and all costs, expenses or damages incurred or suffered by the other party as a direct result of such failure or breach, and provided further, however, that the agreement of the Seller and the Purchasers set forth in Sections 8.3 (Expenses) shall survive such termination.

ARTICLE VII.

MANAGER CONSENT

Section 7.1  Manager Consent to Transfer.  The Old Manager (as defined in the Fund Agreement) and the Manager of the Fund hereby consent to the transfer of the Seller LLC Interest in the Fund to the Purchasers and admission of the Purchasers as members in the Fund pursuant to 9.01 of the Fund Agreement.

Section 7.2  Waiver of Opinion.  The Old Manager (as defined in the Fund Agreement) and the Manager of the Fund hereby waive the requirement pursuant to 9.01(c) of the Fund Agreement for a written opinion of counsel in connection with the transfer of the Seller LLC Interest.

ARTICLE VIII.

OTHER MATTERS

Section 8.1  Waiver, Amendment.  Any provision of this Agreement may be amended or waived, but only if the amendment or waiver is in writing and signed, in the case of the amendment, by each party to this Agreement or, in the case of a waiver, by the party or parties asserted to have made such waiver.

Section 8.2  Survival.  Each party’s representations, warranties and covenants set forth in Articles III and IV hereof shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.3  Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.

Section 8.4  Notices.  All notices, requests and other communications under this Agreement to a party will be in writing and will be deemed given (a) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (b) on the business day following the business day of sending, if delivered by nationally recognized overnight courier, or (c) on the third business day following the business day of sending, if mailed by registered or certified mail return receipt requested, in each case to such party at its address (or number) set forth below or such other address (or number) as the party may specify by notice to the other parties hereto.

If to the Seller:

Alan Goldberg

Chief Executive Officer

First Albany Capital

677 Broadway

Albany, NY 12207-2990

with a copy (which shall not constitute notice) to:

Cahill/Wink LLP

444 Broadway
Suite 300

Saratoga Springs, NY 12866

Attention: Stephen Wink, Esq.

Phone:  (518) 584-1991

Fax: (518) 584-1962

Email: steve.wink@cahillwink.com

If to the Purchasers:

Auda Private Equity LLC

c/o Richard Lichter, Managing Director

745 Fifth Avenue, 29th Floor

New York, NY  10151

Phone: (212) 863-2331

Fax: (212) 593-2974

Email: lichter@auda.net

with a copy (which shall not constitute notice) to:

Auda Private Equity LLC

c/o Lisa Rosas

745 Fifth Avenue, 29th Floor

New York, NY  10151

Phone: (212) 863-2336

Fax: (212) 593-2974

Email: audape@auda.net

With a copy (which shall not constitute notice) to:

Proskauer Rose LLP

One International Place

Boston, MA  02110

Attention: David W. Tegeler, Esq.

Phone:  (617) 526-9600

Fax:  (617) 526-9899

Section 8.5  Entire Understanding; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, written or oral, among the parties with respect to the subject matter of this Agreement.  Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities.

Section 8.6  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under it may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto and any purported assignment in violation of this Section 8.6 will be void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns.  Notwithstanding the foregoing, the Purchasers shall have the right to cause the transfer of the Seller LLC Interest or the right to purchase the Seller LLC Interest to any Permitted Transferee (with the assumption by such assignee of the relevant portion of the related liabilities and obligations), provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

Section 8.7  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original and all of which, when taken together, will constitute one Agreement.

Section 8.8  Severability.  If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

Section 8.9  Governing Law.  This Agreement and its enforcement will be governed by, and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

Section 8.10  Submission to Jurisdiction.   Each party to this Agreement hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement, or the transactions contemplated hereby.  Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  In any action which may be instituted against either party arising out of or relating to this Agreement, such party hereby consents to the service of process in connection with any action by the mailing thereof by registered or certified mail to such party’s address set forth in Section 8.4.

Section 8.11  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AS BETWEEN THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING THERETO.  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.

Section 8.12  Interpretation.  (a) As used in this Agreement, references to:

(a)

the words “hereby”, “hereof”, “herein”, “hereunder” or words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)

the Preamble or to the Recitals, Sections or Exhibits refers to the Preamble or a Recital, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated.

(c)

this Agreement refers to this Agreement and the Exhibits to it.

(d)

Wherever this Agreement requires a party to take an action, the requirement constitutes an undertaking by the party to cause its subsidiaries, and to use its commercially reasonable efforts to cause its other affiliates, to take appropriate action in connection therewith.

(e)

Whenever the words “include”, “includes” or “including” are used is this Agreement, they will be deemed to be followed by the words “without limitation.”  Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require.

(f)

The various captions and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(g)

It is the intention of the parties hereto that this Agreement not be construed more strictly with regard to one party than with regard to the other parties hereto.

Section 8.13  Resolution of Conflicts.  In the event of any inconsistency or conflict between the terms of this Agreement and any other document executed by the Seller and/or the Purchasers in connection with this Agreement or the transactions contemplated hereby, the terms of this Agreement shall control as between the Seller and the Purchasers.

7116/11287-001  Current/7918510v5

IN WITNESS WHEREOF, the parties named below have caused this instrument to be duly executed, all as of the day and year first above written.

SELLER

FIRST ALBANY COMPANIES INC.
By: _/s/ Alan P. Goldberg Alan P. Goldberg, President
PURCHASERS

AUDA SECONDARY FUND L.P. AUDA SECONDARY FUND C (CAYMAN), L.P. By: Auda Secondary Fund LLC their general partner By: Auda Private Equity LLC Member
By: _/s/ Stephen B. Wessen,/s/ RobertKirby Name: Stephen B. Wessen RobertKirby Title: Authorized Officer CFO

Signature Page to Purchase Agreement

FATV GP LLC (For Purposes of Article VII only)

By: _____________________________

Gregory A. Hulecki, Manager

FAC MANAGEMENT CORP. (For Purposes of Article VII only)

By: /S/ Alan P. Goldberg

Alan P. Goldberg, President

PURCHASE AND SALE AGREEMENT

EXHIBIT A

Auda Secondary Fund L.P.

Limited Liability Company Interest represented by a Capital Commitment of $6,783,245	Base Purchase Price $1,726,104

Auda Secondary Fund C (Cayman) L.P.

Limited Liability Company Interest represented by a Capital Commitment of $2,451,790	Base Purchase Price $623,896

Member	Seller Capital Commitment	Account Balance Date	Capital Account As of the Account Balance Date

Capital Contributions since the Account Balance Date[1]

 The purchase price includes all Capital Contributions and Distributions through October 24, 2005.  Any Capital Contributions made after October 24, 2005 will be added to the Purchase Price; any Distributions received after October 24, 2005 will be subtracted from the Purchase Price.

					Distributions since the Account Balance Date	Remaining Unfunded Capital Commitment as of Closing Date
Auda Secondary Fund L.P.	$6,783,245	October 24, 2005	$2,061,627	$363,378	--	$3,999,624
Auda Secondary Fund C (Cayman) L.P.	$2,451,790	October 24, 2005	$745,170	$131,342	--	$1,445,656

7116/11287-001  Current/7918510v5

Footnotes

7116/11287-001  Current/7918510v5